SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2008

PDI, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Saddle River Executive Centre
1 Route 17 South,
Saddle River, NJ 07458
(Address of principal executive offices and zip Code)

(201) 258-8450
Registrant's telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of PDI, Inc. (the “Company”) expanded the size of the Company’s Board from ten to eleven directors and appointed Veronica A. Lubatkin to fill the newly created Board vacancy as a Class III Director, effective November 18, 2008.

In connection with Ms. Lubatkin’s appointment to the Board, on November 18, 2008, she was granted approximately $60,000 in restricted stock units which vest into shares of the Company’s common stock in three equal installments over a three year period.

Ms. Lubatkin has not yet been named to any committees of the Board but the Company currently expects her to serve on at least one committee of the Board.

A copy of the press release issued by the Company regarding Ms. Lubatkin’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits

99.1                                Press Release of PDI, Inc. dated November 19, 2008.

            * * * * * * *

             SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         PDI, INC.

                                  By:  /s/ Jeffrey E. Smith
                                         ------------------------------------
                     Jeffrey E. Smith
                                Chief Financial Officer

Date: November 19, 2008

EXHIBIT INDEX

Exhibit No.                                                      Description
___________                                              ____________

99.1	Press Release of PDI, Inc. dated November 19, 2008

Exhibit 99.1